                                  Registration Statement No. 33-________________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                             FEDERAL EXPRESS CORPORATION
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              Delaware                                        71-0427007
   (STATE OR OTHER JURISDICTION OF                          (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

                                2005 Corporate Avenue
                              Memphis, Tennessee   38132
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                FEDERAL EXPRESS CORPORATION 1995 STOCK INCENTIVE PLAN
                               (FULL TITLE OF THE PLAN)

                                 KENNETH R. MASTERSON
               Executive Vice President, General Counsel and Secretary
                             Federal Express Corporation
                               1980 Nonconnah Boulevard
                               Memphis, Tennessee 38132
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   (901)  395-3388
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

Approximate date of commencement of proposed sale to employees: from time to time after the effective date of this Registration Statement.

                           CALCULATION OF REGISTRATION FEE


- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------
                                         PROPOSED             PROPOSED           AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE   MAXIMUM OFFERING     MAXIMUM AGGREGATE     REGISTRATION
TO BE REGISTERED       REGISTERED   PRICE PER UNIT (1)     OFFERING PRICE           FEE
- ----------------------------------------------------------------------------------------------

Common Stock,
   par value           1,500,000        $77.0625            $115,593,750        $39,859.91
$.10 per share         shares

- ----------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------


(1) Based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange as of May 8, 1996.

   THIS DOCUMENT CONSTITUTES PART OF A COMBINED PROSPECTUS COVERING SECURITIES
            THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.




                             FEDERAL EXPRESS CORPORATION
                                2005 CORPORATE AVENUE
                              MEMPHIS, TENNESSEE  38132
                                   (901)  395-3382



                                     COMMON STOCK
                              (PAR VALUE $.10 PER SHARE)



                              1995 STOCK INCENTIVE PLAN
                                   1,500,000 SHARES

                              1993 STOCK INCENTIVE PLAN
                                   1,500,000 SHARES

                              1989 STOCK INCENTIVE PLAN
                                   1,500,000 SHARES

                              1987 STOCK INCENTIVE PLAN
                                   1,500,000 SHARES

                              1984 STOCK INCENTIVE PLAN
                                    600,000 SHARES

                              1983 STOCK INCENTIVE PLAN
                                   1,320,000 SHARES

                              1980 STOCK INCENTIVE PLAN
                                   1,000,000 SHARES




                                     MAY 10, 1996

ITEM 1.  PLAN INFORMATION

                                 GENERAL INFORMATION

    This document is part of a combined prospectus being delivered by Federal Express Corporation (the "Company") to each participant in the Company's 1980, 1983, 1984, 1987, 1989, 1993 and 1995 Stock Incentive Plans, as amended (the "Plans"), to provide information that will enable participants to make an informed decision regarding investment through the Plans in the common stock of the Company. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This document constitutes a part of a Registration Statement on Form S-8 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). This document does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the common stock of the Company. This document may from time to time be updated by the Company in writing or by including updated information in the Company's Annual Report on Form 10-K, definitive proxy statement or annual report to stockholders.

    THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN
ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS PROHIBITED. THE PLANS ARE NOT SUBJECT TO THE PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA") AND ARE NOT QUALIFIED OR INTENDED TO BE QUALIFIED UNDER
SECTION 401(a) OF THE INTERNAL REVENUE CODE.

                                      THE PLANS

    The Company implemented and the stockholders approved the Plans at the Company's 1980, 1983, 1984, 1987, 1989, 1993 and 1995 annual meetings, respectively, in order to secure and retain employees of outstanding ability, further identify the interests of such employees with the interests of the stockholders, encourage greater stock ownership by, and to provide added incentive to, those employees who shoulder a major portion of the responsibility for the Company's success. The Company expects that it will benefit from the added interest which optionees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company's common stock.

    The 1993 Plan provides for the automatic grant of non-qualified stock options to purchase 1,000 shares of the Company's common stock immediately following each of the five consecutive annual stockholder meetings beginning with the 1994 meeting to the Company's incumbent directors who are not employees of the Company. Each director elected during the period beginning with the 1994 meeting and ending with the 1998 meeting who is not also an employee of the Company will be granted, upon being elected, a non-qualified stock option to purchase 1,000 shares of the Company's common stock under the 1993 Plan.

    The Plans provide for the granting of options to purchase for cash an aggregate of not more than 1,000,000, 1,320,000, 600,000, 1,500,000, 1,500,000,
1,500,000 and 1,500,000 shares, respectively, (after giving effect to two-for-one stock splits effected in the form of 100% stock dividends in October 1980 and 1983) of the Company's common stock to the eligible participants. However, no person may be granted options for more than 200,000 shares during any fiscal year under the 1995 Plan.


    The shares used by the Plans may consist, in whole or in part, of unissued shares or treasury shares; therefore, shares that are authorized but unissued have been reserved for issuance upon exercise of options granted. All of the options are subject to the terms, conditions and restrictions set forth in the applicable Plan and option agreement.

ADMINISTRATION AND ELIGIBILITY

    The 1980, 1983, 1984, 1987, 1989 and 1993 Plans are administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. The 1995 Plan is administered by those members, not less than two, of the Committee each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act. The Committee is comprised of Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III, Charles T. Manatt and Jackson W. Smart, Jr., who serve at the discretion of the Board of Directors and until their respective successors are elected and qualified. These individuals stand for election to the Board every three years. The address of the Committee is c/o General Counsel, Federal Express Corporation, P. O. Box 727, Memphis, Tennessee 38194-1842.

    Outside directors in the case of the 1993 Plan, and the Company's key employees, including officers, who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted options under the Plans. The employees who receive options will be selected from time to time by the Committee, in its sole discretion, from those eligible. The Committee will determine, in its sole discretion, the type of options and the number of shares to be awarded to an optionee (not to exceed 200,000 shares during any fiscal year under the 1995
Plan) as well as set the terms, conditions and provisions of the options consistent with the terms of the Plans and interpret the Plans and the options granted thereunder. Except for the automatic grant of options under the 1993 Plan to directors, members of the Committee and directors of the Company are not eligible to participate in the Plans.

TERMS AND CONDITIONS

    Since the options are granted as incentives, no cash consideration is received for the granting of the option. However, payment in full of the option price must be made upon exercise of the option. Payment must be in the form of a cashier's or certified check or wire transfer payable to the Company. The option price per share for options granted is determined by the Committee, but is never less than 100% of the fair market value of the stock on the date the option is granted. In addition, the 1995 Plan does not permit repricing of options.

    Options may not be granted under the Plans after the tenth anniversary date of Board of Directors' approval of such plans. However, options granted prior to such date may extend beyond that date. Any plan may be discontinued by the Board of Directors, but no such termination will impair any options granted prior thereto.

    Options under the Plans may not be exercised later than ten years after the date of grant. In addition, no option may be exercised until the employee has remained in the continuous employment of the Company or its subsidiaries for one year after the grant, except as provided below.

    If an optionee's employment by the Company or a subsidiary (or directorship in the case of the 1989 and 1993 Plans) terminates by reason of the optionee's retirement, the optionee's option may thereafter be exercised to the extent to which it was exercisable at the time of the optionee's retirement but may not be exercised after the expiration of the period of twelve months from the date of such termination of employment (or directorship in the case of the 1989 and 1993 Plans) or of the stated period of the option, whichever period is the shorter. If an optionee's employment (or directorship in the case of the

1989 and 1993 Plans) terminates by reason of permanent disability, the optionee's option may thereafter be exercised in full (except that in the case of the 1995 Plan, no options may be exercised less than six months from the date of grant) but may not be exercised after the expiration of the period of twelve months from the date of such termination of employment (or directorship in the case of the 1989 and 1993 Plans) or of the stated period of the option, whichever period is shorter. If the optionee dies within a period of twelve months after termination of employment (or directorship in the case of the 1989 and 1993 Plans) by reason of retirement or permanent disability, any unexercised option, to the extent to which it was exercisable at the time of the optionee's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is shorter.

    If an optionee's employment (or directorship in the case of the 1989 and 1993 Plans) terminates by reason of the optionee's death, the optionee's option may thereafter be exercised in full by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of death or the expiration of the stated period of the option, whichever period is shorter. Should an optionee's employment (or directorship in the case of the 1989 and 1993 Plans) terminate for any reason other than death, retirement or permanent disability, the optionee's option is automatically terminated.

    During the optionee's lifetime, the option is only exercisable by the optionee or the optionee's duly appointed legal representative. The option by its terms is personal and not transferable by the optionee other than by will or the laws of descent and distribution.

    In the event of a change in control of the Company, each holder of an unexpired option under any of the Plans becomes entitled to exercise such option in whole or in part without regard to the date that such option would first be exercisable, except no option may be exercised less than six months from the date of grant. This right will continue, with respect to any holder whose employment with the Company or subsidiary (or directorship in the case of the 1993 Plan) terminates following a change in control, for a period ending on the earlier of the date of expiration of such option or twelve months after termination of employment (or directorship in the case of the 1993 Plan).

AMENDMENTS

    The Board of Directors may discontinue any of the Plans and the Committee may amend the same from time to time, but no amendment or discontinuation can be made which, without the approval of the stockholders, would:

       (i)    increase the total shares reserved for the Plans;
      (ii) decrease the price of an option granted under the Plans to less than 100% of the fair market value of the common stock on the date of grant;
     (iii)    extend the duration of any of the Plans;
      (iv) change the classes of employees eligible to receive awards under the 1995 Plan;
       (v) increase the maximum number of options which may be granted to an optionee under the 1995 Plan;
      (vi) decrease the period in which no option will be exercisable to less than one year under the 1995 Plan;
              or
     (vii) modify the provisions of options granted to outside directors under the 1989 and 1993 Plans.

Notwithstanding the above, the provisions of options granted to outside directors under the 1989 and 1993 Plans may not be amended more than once every six months, other than to comply with changes in the tax laws.

    The 1987, 1989, 1993 and 1995 Plans provide that if the Committee, after consulting with management of the Company, determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of employee stock options would have a significant adverse effect on the Company's financial statements because options granted before issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding options to which such adverse effect is attributed and the holders of such options shall have no further rights in respect thereof. Cancellation and revocation will be effective upon written notice by the Committee to the holders of such options.

LOANS TO OPTIONEES

    The Company may make interest-free demand loans to holders of non-qualified stock options for the purpose of exercising such options and enabling optionees to pay any tax liability associated with such exercise. The loans must be fully secured by shares of the Company's common stock and in any event must be repaid upon the termination of the optionee's employment (or directorship in the case of the 1989 and 1993 Plans) for any reason.

    Neither the Plans, or any contracts in connection therewith, permit any person to have or to create a lien on any funds, securities or other property held under the Plans.

OTHER INFORMATION

    At the time an option is granted, each optionee is furnished a copy of the text of the plan under which such option is granted, as well as a copy of the applicable stock option agreement and other applicable documents.

    As of May 1, 1996, there were 526 employees and directors participating in the Plans.

    The 1995 Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Exchange Act. All transactions involving the Company's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the 1995 Plan. Any provision of the 1995 Plan that is contrary to a condition of Rule 16b-3 will not apply to executive officers of the Company.


                        BASIC FEDERAL INCOME TAX CONSEQUENCES

    The Company has been advised by its counsel that under current federal income tax law, the options granted under the Plans have the following income tax consequences:

DESIGNATION OF OPTIONS AS INCENTIVE STOCK OPTIONS

    The Committee may, in its discretion, designate all or a portion of an option granted under the Plans as an "incentive stock option," as defined in
Section 422 of the Code, subject to the limitations contained in the Code. Any option that is not so designated by the Committee will be treated as a non-qualified stock option.

    The Plans provide that incentive stock options granted before January 1, 1987 must be exercised in the order granted. This is the "sequencing rule" and is included in the Plans so optionees are benefited by the tax-favored status afforded pre-1987 incentive stock options. Incentive stock options granted after December 31, 1986, however, are not required to be exercised in the order granted, and the existence of unexercised pre-1987 incentive stock options will not prevent any optionee from exercising post-1986 incentive stock options.

OPTIONS

    Neither the grant nor the exercise of an incentive stock option results in the recognition of income (for federal income tax purposes) by the optionee or any tax deduction to the Company. However, upon disposition of stock held pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a capital gain provided the optionee does not dispose of the stock for at least two years from the date the option was granted and holds the stock for at least one year after the date of exercise of the option.

    If the optionee disposes of stock acquired through an incentive stock option exercise within two years of the date of grant or within one year of the date of exercise of the incentive stock option, the optionee must include, in the year of the disqualifying sale, the gain realized on the disposition as ordinary income to the extent of the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the sale price minus the exercise price. The Company will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income may qualify as capital gain. If the optionee exercises an incentive stock option more than three months after the optionee's termination of employment due to retirement, such exercise will be treated as an exercise of a non-qualified stock option and ordinary income will be recognized.

    Non-qualified options are taxed under Section 83 of the Code which provides that property transferred in connection with the performance of services will be taxed in the year in which the property either becomes transferable or is no longer subject to a risk of forfeiture. In general, the granting of a non-qualified stock option under the Plans will not result in the recognition of taxable income to the optionee or any tax deduction to the Company. However, upon the exercise of such option, the excess of the market value of the stock acquired over its exercise price is taxable to the optionees as ordinary income and is generally deductible by the Company.

    Ordinary income recognized upon the exercise of a non-qualified option is treated as a supplemental wage payment and is subject to both income tax and FICA withholding. At the end of each month, the Company calculates the compensation recognized upon the exercise of non-qualified options and determines the amount of income tax and FICA withholding for each optionee. The federal income tax withholding rate is 28%. The FICA rate is 7.65% (6.2% for Social Security and 1.45% for Medicare taxes). The 6.2% portion of FICA applies to the extent the optionee's income on the date of exercise does not exceed the statutorily imposed limit ($62,700 in 1996). The 1.45% portion of FICA applies to all income. The Company pays the withholding taxes to the IRS, and the state revenue departments as applicable. The optionee subsequently reimburses the Company for the withholding amounts paid by the Company.

    Notwithstanding the foregoing, Section 162(m) of the Code limits deductibility by the Company of certain compensation for the chief executive officer and the four other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The Company believes the 1995 Plan complies with Section 162(m); and accordingly, compensation recognized by the five highest paid executive officers under the 1995 Plan will qualify for appropriate tax deductions. The Company's 1980, 1983, 1984 and 1987 Plans also comply with Section 162(m) because of the Section 162(m) transition rules. The 1989 and 1993 Plans are covered by the transition rules but only until the Company's first annual meeting held after December 31, 1996. Compensation received by five the highest paid executive officers under the 1989 and 1993 Plans after such meeting will be subject to the $1,000,000 deductibility limit.

ALTERNATIVE MINIMUM TAX

    Although no income is recognized for regular income tax purposes upon the grant or exercise of an incentive stock option, the difference between the exercise price of the incentive stock option and the value of the stock on the date of exercise is a "tax preference item" for determining the applicability of the alternative minimum tax with respect to a particular taxpayer. Due to the complexity of this area of the tax law as it applies to any particular individual's situation, optionees are urged to seek professional tax advice if they plan to exercise incentive stock options.

STOCK OPTION LOANS

    Optionees planning to request an interest-free demand loan to exercise their non-qualified stock options should consider the tax consequences associated with such loans. The loans are below-market interest loans for federal income tax purposes because interest on the loans is payable at a rate less than the statutorily prescribed applicable federal rate ("AFR"). Most below-market demand loans are recharacterized as arm's length transactions in which the lender (the Company) is deemed to have made a payment to the borrower (the optionee) equal to the "foregone interest" or the amount of interest waived by the lender. This deemed payment will be treated as additional wages paid to the optionee and subject to withholding as discussed above. The borrower is generally treated as transferring the foregone interest back to the lender, thereby generating interest income for the lender and interest expense for the borrower. Foregone interest is the amount of interest that would have been payable on the loan if interest had accrued at the AFR and was payable annually. The imputed payment is treated as income to the borrower.

    If an optionee receives interest-free loans from the Company aggregating in excess of $10,000 in connection with the exercise of options under any of the Plans, the optionee will recognize income in an amount equal to the foregone interest with a corresponding investment interest expense of the same amount. Investment interest expense may be deductible by the optionee subject to the limitations on the deductibility of investment interest imposed by Section 163(d) of the Code (i.e., a noncorporate taxpayer's deduction for investment interest is limited to the amount of the taxpayer's net investment income).

    Net investment income is the excess of investment income over investment expenses. Investment income is the sum of interest, dividends, rents, royalties, net capital gains and the like on the disposition of property held for investment. Investment expenses include any expense (other than investment interest) for which a deduction is allowable in connection with the production of investment income. Investment income and expenses do not include any items taken into account in computing income or loss from a passive activity. In addition, the legislative history of the 1986 Tax Reform Act directs that deductible investment expenses are those allowed after application of the two percent adjusted-gross-income floor for deduction of miscellaneous expenses. Investment interest that is disallowed because of the investment interest limitation carries forward and is treated as investment interest paid in the succeeding taxable year and is deductible to the extent of the limitation in the carryover year.


        BECAUSE THE TAX RULES DISCUSSED ABOVE DO NOT PURPORT TO ADDRESS EVERY SITUATION WHICH MAY RESULT IN TAXATION, OPTIONEES SHOULD CONTACT THEIR
                       OWN TAX ADVISERS IF THEY HAVE QUESTIONS.


ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    The documents listed in (a) through (c) below and incorporated by reference into Item 3 of Part II of the Registration Statement with respect to the 1995 Plan and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this combined Section 10(a) prospectus and made a part hereof from the date of filing such documents.

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed on August 5, 1995 pursuant to Section 13 or 15(d) of the Exchange Act.

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above.

    (c) The description of the securities contained in the Company's registration statement on Form 8-A filed with the Commission on December 15, 1978 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    Copies of the above mentioned documents incorporated by reference into Item 3 of Part II of the Registration Statement, and incorporated by reference into this combined Section 10(a) prospectus, are available to participants without charge, upon request. Requests for such copies should be directed to: Shirlee Clark, Manager - Media Relations, Federal Express Corporation, by mail at Box 727, Memphis, Tennessee 38194-1850, or by telephone at (901) 395-3490. Any other documents required to be delivered to employees pursuant to Rule 428(b) are available in the same manner.

    If participants have questions concerning their individual accounts or need copies of the Plans, they should contact the Legal Department, by mail at Box 727, Memphis, Tennessee 38194-1842, or by telephone at (901) 395-3382.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof.

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 filed on August 5, 1995 pursuant to Section 13(a) or 15(d) of the Exchange Act;

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

    (c) The description of the securities contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1978 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The validity of the shares of common stock registered hereunder has been passed on for the Registrant by George W. Hearn, Vice President - Law of the Company. At May 2, 1996, Mr. Hearn owned zero shares of the Registrant's common stock and held options to purchase 15,800 shares of such common stock. Of the options granted, 3,750 were vested at such date.

    The consolidated financial statements and schedules of the Registrant included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the year ended May 31, 1995 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information for the quarters ended August 31, 1995, November 30, 1995 and February 29, 1996, included in the Company's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Registration Statement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of this Registration Statement, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    (a) Reference is made to Section 145 of the Delaware General Corporation Law ("DGCL") as to indemnification by the Registrant of officers and directors.

    (b) Section 13 of Article III of the by-laws of the Registrant provides for indemnification of directors as follows:

    Section 13. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

Section 18 of Article V of the by-laws of the Registrant provides for indemnification of officers as follows:

    Section 18. The corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was an officer or Managing Director of the corporation or serves or served as a director, officer, employee or agent of any other enterprise at the request of the corporation.

    (c) The Registrant has also entered into an indemnification agreement with each of its directors based on the sections of the DGCL that recognize the validity of additional indemnity rights granted by agreement. The indemnification agreement alters or clarifies the statutory indemnity with respect to the Registrant's directors in the following respects: (i) indemnity is explicitly provided for settlements, fines and judgments in derivative actions to the maximum extent permitted by Delaware law, (ii) prompt payment of expenses is provided in advance of indemnification, provided the director undertakes to repay such amount if it is finally determined the director is not entitled to be indemnified and (iii) indemnification for all matters involving a director as a party by reason of the person being a director unless the person violates the law or the person's conduct is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Therefore, a director who has entered into the indemnification agreement will be entitled to indemnification automatically according to its terms without prior independent review of such director's conduct and approval of the indemnification payment by either disinterested directors, independent counsel or the stockholders.

    Certain of the provisions of the indemnification agreement have not been tested in court and remain subject to public policy considerations with respect to their enforceability. The Registrant has been advised that indemnification of a judgment or amounts paid in settlement in a derivative suit may be contrary to public policy in the State of Delaware. Because substantial uncertainty exists as to the validity of such payments, the Registrant will not make an indemnification payment for fines, judgments or amounts paid in settlement in a derivative suit without first obtaining an opinion of independent counsel that such payment is permitted under Delaware law.

    (d) The Registrant has purchased insurance designed to protect the Registrant and its directors and officers against losses arising from certain claims, including claims under the Securities Act.

ITEM 8.  EXHIBITS

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBITS
    -------                       -----------------------

     4.1 Certain provisions of Registrant's Restated Certificate of Incorporation, as amended, relating to the Common Stock and defining the rights of security holders. (Filed as Exhibit
                   3.1 to Registrant's 1995 Third Quarter Report on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference).

     5.1 Opinion of George W. Hearn, Vice President - Law, of Registrant regarding legality.

    15.1 Letter of Arthur Andersen LLP, independent public accountants.

    23.1           Consent of George W. Hearn (included in Exhibit 5.1).

    23.2 Consent of Arthur Andersen LLP, independent public accountants.

    24.1           Powers of Attorney.

    99.1 1995 Stock Incentive Plan. (Filed as Exhibit A to Registrant's 1995 Definitive Proxy Statement, Commission File No. 1-7806, and incorporated herein by reference.)

    99.2           1995 Stock Incentive Plan Stock Option Agreement.


ITEM 9.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum, aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.);

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on this 10th day of May 1996.

                                       FEDERAL EXPRESS CORPORATION
                                       (REGISTRANT)


                                       By:  /s/ JAMES S. HUDSON
                                            ------------------------
                                            James S. Hudson
                                            VICE PRESIDENT AND CONTROLLER
                                            (PRINCIPAL ACCOUNTING OFFICER)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


          SIGNATURE                    CAPACITY                   DATE
          ---------                    --------                   ----

/s/  FREDERICK W. SMITH*     Chairman of the Board, President,
- --------------------------   Chief Executive Officer
     Frederick W. Smith      (Principal Executive Officer) and
                             Director

/s/  ALAN B. GRAF, JR.*      Executive Vice President and
- --------------------------   Chief Financial Officer
     Alan B. Graf, Jr.       (Principal Financial Officer)

/s/  JAMES S. HUDSON         Vice President and Controller        May 10, 1996
- --------------------------   (Principal Accounting Officer)
     James S. Hudson


/s/  ROBERT H. ALLEN*        Director
- --------------------------
     Robert H. Allen

/s/  HOWARD H. BAKER, JR.*   Director
- --------------------------
     Howard H. Baker, Jr.

/s/  ANTHONY J.A. BRYAN*     Director
- --------------------------
     Anthony J.A. Bryan

/s/  ROBERT L. COX*          Director
- --------------------------
     Robert L. Cox

/s/  RALPH D. DENUNZIO*      Director
- --------------------------
     Ralph D. DeNunzio

/s/  JUDITH L. ESTRIN*       Director
- --------------------------
     Judith L. Estrin

     SIGNATURE               CAPACITY                             DATE
     ---------               --------                             ----

/s/  PHILIP GREER*           Director
- --------------------------
     Philip Greer

/s/  J.R. HYDE, III*         Director
- --------------------------
     J.R. Hyde, III

/s/  CHARLES T. MANATT*      Director
- --------------------------
     Charles T. Manatt

/s/  GEORGE J. MITCHELL*     Director
- --------------------------
     George J. Mitchell

/s/  JACKSON W. SMART, JR.*  Director
- --------------------------
     Jackson W. Smart, Jr.

/s/  JOSHUA I. SMITH*        Director
- --------------------------
     Joshua I. Smith

/s/  PETER S. WILLMOTT*      Director
- --------------------------
     Peter S. Willmott



*/s/  JAMES S. HUDSON                                             May 10, 1996
- --------------------------
      James S. Hudson
      ATTORNEY-IN-FACT

                                    EXHIBIT INDEX


EXHIBIT NUMBER          EXHIBIT DESCRIPTION

     4.1 Certain provisions of Registrant's Restated Certificate of Incorporation, as amended, relating to the Common Stock and defining the rights of security holders. (Filed as Exhibit
                   3.1 to Registrant's 1995 Third Quarter Report on Form 10-Q, Commission File No. 1-7806, and incorporated herein by reference).

     5.1 Opinion of George W. Hearn, Vice President - Law, of Registrant regarding legality.

    15.1 Letter of Arthur Andersen LLP, independent public accountants.

    23.1           Consent of George W. Hearn (included in Exhibit 5.1).

    23.2 Consent of Arthur Andersen LLP, independent public accountants.

    24.1           Powers of Attorney.

    99.1 1995 Stock Incentive Plan. (Filed as Exhibit A to Registrant's 1995 Definitive Proxy Statement, Commission File No. 1-7806, and incorporated herein by reference.)

    99.2           1995 Stock Incentive Plan Stock Option Agreement.